UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Rockies Region Private Limited Partnership

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note
Filed Document
This filing consists of an investor letter relating to the proposed acquisition of Rockies Region Private Limited Partnership (the “Partnership”) by Petroleum Development Corporation, the managing general partner of the Partnership (“PDC” or the “Managing General Partner”).
Forward-Looking Statements
All statements in this communication that are not statements of historical fact are forward-looking statements, including particularly statements of the plans, strategies, objectives and goals of management for future operations, any statements regarding future economic conditions or performance, statements of believe and any statements of assumptions underlying any of the foregoing. Words such as expects, anticipates, intends, plans, believes, seeks estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein, which include statements of estimated natural gas and oil production and reserves, drilling plans, future cash flows, anticipated liquidity, anticipated capital expenditures and the strategies, plans and objectives of PDC. However, these words are not the exclusive means of identifying forward-looking statements herein. PDC now conducts business under the name “PDC Energy.”
Forward-looking statements are inherently subject to risks and uncertainties, including risks and uncertainties incidental to the development, production and marketing of natural gas and oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: changes in production volumes, worldwide demand, and commodity prices for natural gas and oil; changes in estimates of proved reserves; the timing and extent of the Partnership’s success in further developing and producing the Partnership’s natural gas and oil reserves; the Managing General Partner’s ability to acquire drilling rigs, supplies and services at reasonable prices; risks incident to the recompletion and operation of natural gas and oil wells; future production and well recompletion costs; the availability of Partnership future cash flows for investor distributions or funding of Well Recompletion Plan activities; the timing and closing, if consummated, of the proposed merger of the Partnership with and into PDC’s wholly-owned subsidiary, DP 2004 Merger Sub, LLC; the availability of funding for the consideration payable by PDC and its wholly-owned subsidiary, DP 2004 Merger Sub, LLC to consummate the merger; the availability of sufficient pipeline and other transportation facilities to carry Partnership production and the impact of these facilities on price; the effect of existing and future laws, governmental regulations and the political and economic climate of the United States of America; changes in environmental laws and the regulations and enforcement related to those laws; the identification of and severity of environmental events and governmental responses to the events; the effect of natural gas and oil derivatives activities; conditions in the capital markets and losses possible from pending or future litigation.
The Partnership cautions you not to place undue reliance on forward-looking statements. Forward-looking statements included in this document speak only as of the date of this document. Other than as required under the securities laws, the Partnership undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this report or currently unknown facts or conditions or the occurrence of unanticipated events. The most recent Schedules 13E-3 filed with the SEC for the Partnership with respect to the proposed mergers will be amended to report any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
Additional Information about the Proposed Transaction and Where You Can Find It
The Partnership urges the reader to carefully review and consider the cautionary statements made in the Partnership’s definitive proxy statement, dated February 4, 2011 (the “proxy statement”), the proxy supplement, dated May 4, 2011 (the “proxy supplement”), the annual report on Form 10-K for the year ended December 31, 2010 (“2010 Form 10- K”), and the Partnership’s other filings with the SEC and public disclosures. The information contained in this presentation is qualified in its entirety by the information contained in the Partnership’s proxy statement and proxy supplement, including the appendices thereto, 2010 Form 10-K, other filings with the SEC and public disclosures. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Information Regarding Participants
PDC, in its capacity as the managing general partner of the partnership, is soliciting the proxy of holders of limited partnership units of the Partnerships pursuant to the proxy statement. PDC has retained PDC Securities Incorporated to assist in the solicitation of proxies from holders of limited partnership units. In addition to solicitation by use of the mail, directors, officers and employees of PDC may solicit proxies in person or by telephone or other means of communication. The directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with the solicitation. Information regarding persons who may, under the rules of the SEC, be considered participants in the solicitation of the investors in connection with the proposed transaction is set forth in the proxy statement. You can also find additional information about PDC’s executive officers and directors in the document. You can obtain a free copy of this document at the SEC’s web site at www.sec.gov.

Regional Headquarters 120 Genesis Boulevard • PO Box 26 Bridgeport, West Virginia 26330 Phone: (304) 842-3597 www.petd.com
May 10, 2011

«Name»	Re:	2005 Partnership Purchase Offer
«Address1» «Address2» «Address3»		Special Meeting June 15, 2011
«City» «St» «Zip_Code»		Rockies Region Private Limited Partnership
Attached is a supplement to the definitive proxy statement dated February 4, 2011. This supplement provides information on the additional cash consideration of $1,579 for a total new consideration offer of $8,182, along with updated financial statements and a new Ryder Scott Reserve report.
June 15, 2011 has been set for the new Special Meeting date.
Below are a few items of interest regarding this offer that you need to be aware of and that may affect your decision.
•	We have increased the offer by $1,579 per limited partnership unit due to the increase in oil prices. Oil prices are volatile. For example, the NYMEX oil prices reached $113.93 per barrel on April 29, 2011 and fell to $97.18 per barrel on May 6, 2011.

•	The partnerships are predominantly (over 65%) natural gas, as opposed to oil. Natural gas prices have not risen to the extent of oil.

•	Production has been declining every year due to normal decline curves.

•	Operating expenses, repairs and maintenance associated with aging wells have been increasing.

•	Due to the decline in hedging gains, distributable cash flow per unit for the last six months of 2010 was approximately 50% lower than distributable cash flow per unit for the first six months of 2010.
To cast your vote:
•	You may cast your vote at http://www.pdcgas.com/castmyvote.cfm or by completing and returning the enclosed proxy card to PDC at 120 Genesis Blvd, Bridgeport, WV 26330.

•	You may also change your vote by attending the special meeting and voting in person.
Votes will be accepted until 10:00 a.m. MT on June 15, 2011. If you have any questions, please call us at 877-395-3228 or email questions to pdcgas@pdcgas.com.

Darwin Stump
Vice President Accounting Operations